As approved by Board of Directors
April 26, 2007
Exhibit 10.4
COVAD COMMUNICATIONS GROUP, INC.
2007 EQUITY INCENTIVE PLAN
NOTICE OF STOCK BONUS AWARD
GRANT NUMBER:
     The terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Bonus Award (“Notice of Grant”).

Name:

Address:

     You (“Participant”) have been granted an award of Shares, subject to the terms and conditions of the Plan and the attached Stock Bonus Award Agreement to the Plan (available in hard copy by request), as follows:

Number of Shares:

Date of Grant:

First Vesting Date:	[	]

Expiration Date:	The date on which all the Shares granted hereunder become vested, with earlier expiration upon the Termination Date
     [Vesting Schedule: The Shares will vest as follows: Subject to your continued service as an employee, director or consultant of the Company, on                                                             .]
Participant understands that his or her employment or consulting relationship with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the Stock Bonus Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the Stock Bonus Shares pursuant to this Notice of Grant is earned only by continuing service as an employee, director or consultant of the Company. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the Stock Bonus Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Stock Bonus Agreement and the Plan.

PARTICIPANT	COVAD COMMUNICATIONS GROUP, INC.

Signature:	By:

Print Name:	Its:

As approved by Board of Directors
April 26, 2007
COVAD COMMUNICATIONS GROUP, INC.
STOCK BONUS AGREEMENT TO THE
COVAD COMMUNICATIONS GROUP, INC. 2007 EQUITY INCENTIVE PLAN
     Unless otherwise defined herein, the terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Bonus Agreement (the “Agreement”).
     You have been granted a Stock Bonus Award (“Stock Bonus Award”) subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Bonus Award (“Notice of Grant”) and this Agreement.
1. Settlement. Stock Bonus Awards shall be settled in Shares and the Company’s transfer agent shall record ownership of such Shares in Participant’s name as soon as reasonably practicable.
2. Stockholder Rights. Participant shall have no right to dividends or to vote such Shares other than as provided under an applicable section of the Plan and applicable law.
3. Non-Transferable. Unvested Shares, and unvested Stock Bonus Awards, and any interest in either shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by Participant or any person whose interest derives from Participant’s interest. “Unvested Shares” are Shares that have not yet vested pursuant to the terms of the vesting schedule set forth in the Notice of Grant.
4. Termination. If Participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason, all Unvested Shares shall be forfeited to the Company forthwith, and all rights of Participant to such Unvested Shares shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.
5. Acknowledgement. The Company and Participant agree that the Stock Bonus Award is granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Stock Bonus Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice of Grant.
6. Tax Consequences. Participant acknowledges that there will be tax consequences upon vesting of the Stock Bonus Awards or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such vesting or disposition. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company. Before any shares subject to this Agreement are issued, the Participant must provide funds to the Company equal to the amount of the Company’s tax withholding obligations(s). Information on possible arrangements can be obtained from the Company. Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.
7. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.
8. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject

As approved by Board of Directors
April 26, 2007
to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.
9. Governing Law; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
10. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s employment, for any reason, with or without cause.
     By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this Stock Bonus Award is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement. Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.